June 22, 2000


Donald J. McDonald, Jr.
C/O Directrix, Inc.
236 West 26th Street, Suite 12W
New York, New York 10001

RE: Employment Agreement effective as of March 15, 1999

Dear Mr. McDonald:

We refer to the Employment Agreement between Directrix, Inc. and you effective as of March 15, 1999 ("Employment Agreement"). All terms not otherwise defined herein shall have the same meaning as in the Employment Agreement.

         1. Salary Reduction. At our request, you have agreed to a temporary reduction in your Base Salary from $204,750 to $180,000 effective with the pay period beginning June 24, 2000 and through the end of our fiscal year ended March 31, 2001.

         2. Option Issuance. In consideration of your agreement to the reduction in your Base Salary provided for above, we will grant you an option ("Option") to acquire 5,000 shares of Directrix Common Stock in the form attached. The Option provides for an exercise price of $4.00 per share and the Option is fully vested.

If the foregoing correctly reflects you agreement with the matters provided for herein, please sign below.

We appreciate your support of Directrix.

Sincerely,
DIRECTRIX, INC.



By:_________________________________
   J. Roger Faherty,
   Chairman & CEO


AGREED TO:



____________________________________
Donald J. McDonald, Jr.